Section 1:8-K (CURRENT REPORT)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2018

CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-38671	52-2083046
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)
2275 Research Boulevard, Suite 600, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
(301) 468-8848
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

ITEM 2.02. Results of Operations and Financial Condition
On October 25, 2018, Capital Bancorp, Inc. (the “Company”) issued a press release setting forth the Company’s third quarter 2018 unaudited financial results. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

The information furnished under Item 2.02 and Item 9.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of the Company under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 25, 2018, with respect to the Registrant's unaudited financial results for the third quarter and year-to-date ended September 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANCORP, INC.

By: /s/ Alan W. Jackson
Name: Alan W. Jackson
Title: Chief Financial Officer
October 25, 2018

EXHIBIT INDEX

Exhibit Number	Description
99.1	Earnings Press Release for the period ended September 30, 2018.

Section 2: EX-99.1 (EARNINGS PRESS RELEASE FOR THE PERIOD ENDED SEPTEMBER 30, 2018)

Capital Bancorp Reports Results for Third Quarter of 2018
Rockville, Maryland, October 25, 2018 – Capital Bancorp, Inc. (the "Company") (NASDAQ: CBNK), holding company for Capital Bank, N.A. (the "Bank"), today reported net income of $3.1 million, or $0.26 per diluted share, for the third quarter of 2018. In comparison, net income was $2.9 million, or $0.26 per diluted share, for the third quarter of 2017. For the nine months ended September 30, 2018, net income grew 14.5% year over year to $9.3 million, or $0.77 per diluted share. In comparison, net income for the nine months ended September 30, 2017 was $7.7 million, or $0.67 per diluted share. Return on average assets was 1.19% and return on average equity was 13.69% for the third quarter of 2018. For the comparable period in 2017, the return on average assets was 1.17% and the return on average equity was 14.68%.
2018 Third Quarter Highlights

•	During the third quarter of 2018, the Company completed a successful initial public offering of common stock raising approximately $17.5 million of primary capital to support growth.

•	On August 15, 2018, the Company distributed a four-for-one stock split to stockholders of record as of the close of business on August 1, 2018.

•	Net income increased 7.2% to $3.1 million for third quarter of 2018 compared to $2.9 million for the third quarter of 2017.

•
Book value per share increased 14.6% to $8.09 at September 30, 2018 from $7.06 at September 30, 2017, driven by earnings growth of the Company and the impact of the initial public offering of common stock.

•	Total loans increased 9.8% to $955.4 million at September 30, 2018, compared to $869.9 million at September 30, 2017.

•	Total deposits increased 3.9% to $911.1 million at September 30, 2018, compared to $876.5 million at September 30, 2017.

•	For the nine months ended September 30, 2018, average noninterest bearing deposits increased 27.7% to $215.1 million, compared to $168.4 million for the nine months ended September 30, 2017.

•	Net interest margin improved to 5.56% for the three months ended September 30, 2018, compared to 5.20% for the three months ended September 30, 2017.

•	Asset quality remained high, as non-performing assets as a percentage of total assets totaled 0.42% at September 30, 2018. Net chargeoffs to average loans annualized for the quarter were 0.11%.

•
OpenSky®, the Bank's secured, digitally driven nationwide credit card platform, launched a mobile servicing application for credit card customers, consistent with the strategy to create lower cost to serve channels. OpenSky® also launched a redesigned customer application process and user experience design.

•
Church Street Mortgage, the Bank's residential mortgage banking arm, remained profitable for the quarter even as volumes fell from the previous quarter. The volume decrease was offset by increases in the gain on sale margin due to an increased mix of purchase customers.

“I am incredibly proud of the talent and unique culture of our team as we generated earnings of $3.1 million in the third quarter of 2018,” stated Ed Barry, the Company’s Chief Executive Officer. “We continue to see strong momentum in terms of growth of relationship deposits and loans and in execution on our mortgage and card divisions’ business plans. Our focus on improving the quality of our deposit portfolio continues to bear fruit. The growth of noninterest deposits coupled with the nominal growth of total deposits advances our strategy to reposition the portfolio away from non-relationship and high rate deposits, like promotional CDs and money market accounts, CDARs, listing service CDs and brokered CDs.”

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended		3rd Quarter	Nine Months Ended		YTD
	September 30,		2018 - 2017	September 30,		2018 - 2017
(in thousands except per share data)	2018	2017	% Change	2018	2017	% Change
Earnings Summary
Interest income	$17,458	$15,004	16.4%	$50,889	$41,986	21.2%
Interest expense	2,967	2,044	45.2%	7,891	5,635	40.0%
Net interest income	14,491	12,960	11.8%	42,998	36,351	18.3%
Provision for loan losses	495	700	(29.3)%	1,640	1,870	(12.3)%
Noninterest income	4,240	4,958	(14.5)%	12,657	12,180	3.9%
Noninterest expense	13,899	12,237	13.6%	41,028	33,979	20.7%
Income before income taxes	4,337	4,980	(12.9)%	12,988	12,682	2.4%
Income tax expense	1,190	2,045	(41.8)%	3,706	5,031	(26.3)%
Net income (loss)	$3,146	$2,936	7.2%	$9,282	$7,651	21.3%
Weighted average common shares - Basic(1)	11,720	11,311	3.6%	11,632	11,218	3.7%
Weighted average common shares - Diluted(1)	12,103	11,503	5.2%	12,033	11,358	5.9%
Earnings - Basic(1)	$0.27	$0.26	3.8%	$0.80	$0.68	17.6%
Earnings - Diluted(1)	$0.26	$0.26	—%	$0.77	$0.67	14.9%
Return on average assets	1.19%	1.17%	1.7%	1.20%	1.08%	11.1%
Return on average equity	13.69%	14.68%	(6.7)%	14.61%	13.66%	7.0%

(1) Gives effect to a four-for-one common stock split completed effective August 15, 2018.

	Quarter Ended		3rd Quarter	Quarter Ended
	September 30,		2018 - 2017	June 30,	March 31,	December 31,
(in thousands except per share data)	2018	2017	% Change	2018	2018	2017
Balance Sheet Highlights
Assets	$1,072,904	$1,002,684	7.0%	$1,067,786	$1,017,613	$1,026,009
Investment securities	48,067	56,252	(14.6)%	49,799	51,706	54,029
Mortgage loans held for sale	21,373	31,642	(32.5)%	21,370	17,353	26,344
Loans	955,411	869,898	9.8%	920,783	900,033	887,420
Allowance for loan losses	10,892	9,693	12.4%	10,447	10,157	10,033
Deposits	911,116	876,500	3.9%	938,364	897,153	904,899
Borrowings and repurchase agreements	28,239	19,415	45.4%	14,445	10,271	13,260
Subordinated debentures	15,386	15,353	0.2%	15,378	15,369	15,361
Total stockholders' equity	106,657	80,085	33.2%	86,994	83,366	80,119
Tangible common equity	106,657	80,085	33.2%	86,994	83,366	80,119
Common shares outstanding	13,191	11,349	16.2%	11,661	11,595	11,537
Tangible book value per share	$8.09	$7.06	14.6%	$7.46	$7.19	$6.94

Operating Results
Net interest margin increased 7.0% to 5.56% for the three months ended September 30, 2018 from 5.20% for the three months ended September 30, 2017. For the three months ended September 30, 2018, our average interest-earning assets had increased by $44.7 million, compared to the three months ended September 30, 2017, while the average yield on our interest-earning assets increased by 68 basis points. In comparison, our average interest-bearing liabilities decreased $13.1 million from the third quarter of 2017 to the third quarter of 2018, with the respective average rate increasing by 52 basis points. As a result, net interest income increased $1.5 million, or 11.8%, to $14.5 million for the three months ended September 30, 2018 compared to the same period in 2017.
For the nine months ended September 30, 2018, net interest margin was 5.63%, an increase of 46 basis points over the same period in 2017. This increase included an average interest-earning assets increase of $81.5 million and an average interest-bearing liabilities increase of $27.8 million compared to the same nine month period in 2017. In addition, the average yields on interest-earning assets and interest-bearing liabilities increased 69 and 38 basis points, respectively. Net interest income increased $6.6 million, or 18.3% for the nine months ended September 30, 2018 compared to the same period in 2017.
During the three months ended September 30, 2018, we recorded a provision for loan losses of $495 thousand on net chargeoffs for the third quarter of 2018 of $50 thousand, or 0.01% of average loans, annualized. During the three months ended September 30, 2017, our provision for loan losses was $700 thousand, as net chargeoffs for the third quarter of 2017 were $472 thousand, or 0.21% of average loans, annualized. For the nine months ended September 30, 2018 and 2017, our provision for loan losses were $1.6 million and $1.9 million, respectively. Our allowance for loan losses was $10.9 million, or 1.14% of loans, at September 30, 2018, which provided approximately 258% coverage of nonperforming assets at such date, compared to $9.7 million, or 1.11% of loans, and approximately 160% coverage of nonperforming assets at September 30, 2017.
Noninterest income was $4.2 million and $5.0 million for the three months ended September 30, 2018 and 2017, respectively. For the nine months ended September 30, 2018 and 2017, noninterest income was $12.7 million and $12.2 million, respectively. The decrease in noninterest income during the three months ended September 30, 2018 related primarily to reduced mortgage banking revenue. The increase in noninterest income during the nine month period ended September 30, 2018 was driven by increases in credit card fees partially offset by lower mortgage banking revenue.
Noninterest expense was $13.9 million and $12.2 million for the three months ended September 30, 2018 and 2017, respectively, and $41.0 million and $34.0 million for the nine months ended September 30, 2018 and 2017, respectively. The increase in noninterest expense during the three and nine-month periods ended September 30, 2018 was driven primarily by increases in data processing costs, salaries and benefits, occupancy, and professional fees. During the fourth quarter of 2017, we converted our credit card processing system to a new vendor to further scale the business. Due to projected growth of our credit card, mortgage and commercial banking businesses, data processing costs will continue to be a significant expense.
Income tax expense was $3.7 million for the nine months ended September 30, 2018, as compared to $5.0 million for the same period in 2017, a decrease of 26.3% as a result of the Tax Cuts and Jobs Act of 2017 which reduced the corporate tax rate to 21%.

Financial Condition
Total assets at September 30, 2018 were $1.1 billion, up 7.0% as compared to $1.0 billion at September 30, 2017. Gross loans were $955.4 million, excluding mortgage loans held for sale, as of September 30, 2018, compared to $869.9 million at September 30, 2017, an increase of 9.8%. Deposits were $911.1 million at September 30, 2018, an increase of 3.9%, as compared to $876.5 million at September 30, 2017.

Nonperforming assets were $4.5 million, or 0.42% of total assets, as of September 30, 2018. Comparatively, nonperforming assets were $6.2 million, or 0.62% of total assets, at September 30, 2017. Of the $4.5 million in total nonperforming assets as of September 30, 2018, nonperforming loans represented $4.2 million, of which troubled debt restructurings amount to $289 thousand. Also included in nonperforming assets at such date was other real estate owned which represents $246 thousand.
Stockholders’ equity totaled $106.7 million as of September 30, 2018, compared to $80.1 million at December 31, 2017. The increase was due to increased earnings and the initial public offering of approximately $17.5 million. As of September 30, 2018, the Bank's capital ratios continue to exceed the regulatory requirements for a “well-capitalized” institution.

Consolidated Statements of Income (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Interest income
Loans, including fees	$16,955,183	$14,551,154	$49,455,005	$40,782,284
Investment securities available for sale	271,323	289,945	785,528	783,591
Federal funds sold and other	231,799	162,503	648,830	420,526
Total interest income	17,458,305	15,003,602	50,889,363	41,986,401
Interest expense
Deposits	2,616,627	1,707,774	6,875,895	4,632,486
Borrowed funds	350,660	335,959	1,015,106	1,002,833
Total interest expense	2,967,287	2,043,733	7,891,001	5,635,319
Net interest income	14,491,018	12,959,869	42,998,362	36,351,082
Provision for loan losses	495,000	700,000	1,640,000	1,870,188
Net interest income after provision for loan losses	13,996,018	12,259,869	41,358,362	34,480,894
Noninterest income
Service charges on deposits	122,490	96,882	364,673	335,246
Credit card fees	1,591,981	1,682,587	4,609,321	4,028,321
Mortgage banking revenue	2,451,006	3,106,273	7,379,076	7,577,893
Loss on sale of investment securities available for sale	—	—	(2,083)	—
Other fees and charges	74,558	71,769	306,124	238,609
Total noninterest income	4,240,035	4,957,511	12,657,111	12,180,069
Noninterest expenses
Salaries and employee benefits	6,571,456	6,438,537	19,083,260	18,267,908
Occupancy and equipment	1,069,240	953,007	3,240,792	2,776,774
Professional fees	520,056	566,677	1,364,883	1,390,832
Data processing	3,976,255	1,537,761	11,820,996	5,492,114
Advertising	358,387	532,202	1,112,908	1,451,925
Loan processing	201,824	405,036	810,780	1,123,123
Other real estate expenses, net	6,916	63,841	37,859	82,360
Other operating	1,195,349	1,739,927	3,556,072	3,393,796
Total noninterest expenses	13,899,483	12,236,988	41,027,550	33,978,832
Income before income taxes	4,336,570	4,980,392	12,987,923	12,682,131
Income tax expense	1,190,159	2,044,822	3,706,218	5,030,640
Net income	$3,146,411	$2,935,570	$9,281,705	$7,651,491

Consolidated Balance Sheets
	September 30, 2018 (unaudited)	December 31, 2017
Assets
Cash and due from banks	$10,982,277	$8,189,371
Interest bearing deposits at other financial institutions	28,494,169	40,355,658
Federal funds sold	1,248,538	3,765,982
Total cash and cash equivalents	40,724,984	52,311,011
Investment securities available for sale	48,067,052	54,028,712
Restricted investments	3,125,650	2,369,250
Loans held for sale	21,372,702	26,344,241
Loans receivable, net of allowance for loan losses	944,519,534	877,387,104
Premises and equipment, net	2,842,330	2,601,293
Accrued interest receivable	4,160,682	3,866,749
Deferred income taxes	3,709,926	3,381,482
Foreclosed real estate	245,986	92,714
Prepaid income taxes	529,200	1,532,468
Other assets	3,606,292	2,093,723
Total assets	$1,072,904,338	$1,026,008,747

Liabilities
Deposits
Noninterest bearing	$234,093,595	$196,635,473
Interest bearing	677,022,108	708,263,509
Total deposits	911,115,703	904,898,982
Securities sold under agreements to repurchase	11,239,372	11,260,363
Federal Home Loan Bank advances	17,000,000	2,000,000
Other borrowed funds	15,385,505	17,361,231
Accrued interest payable	1,671,884	1,083,532
Other liabilities	9,834,789	9,285,564
Total liabilities	966,247,253	945,889,672

Stockholders' equity
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued or outstanding at September 30, 2018 and December 31, 2017	—	—
Common stock, $.01 par value; 49,000,000 shares authorized; 13,191,024 and 11,537,196 issued and outstanding at September 30, 2018 and December 31, 2017, respectively(1)	131,910	115,372
Additional paid-in capital(1)	44,912,257	27,050,741
Retained earnings	62,481,360	53,199,657
Accumulated other comprehensive loss	(868,442)	(246,695)
Total stockholders' equity	106,657,085	80,119,075
Total liabilities and stockholders' equity	$1,072,904,338	$1,026,008,747
(1) Shares of common stock authorized, issued and outstanding and additional paid-in capital totals have been adjusted to reflect the four-for-one stock split completed effective August 15, 2018.

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended September 30,
	2018			2017
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(Dollars in thousands)
Assets
Interest earning assets:
Interest bearing deposits	$42,734	$188	1.75%	$42,079	$124	1.17%
Federal funds sold	1,354	6	1.80%	1,095	3	1.05%
Restricted stock	2,604	38	5.74%	2,537	36	5.60%
Investment securities	49,159	271	2.19%	57,280	290	2.01%
Loans(2)(3)(4)	938,430	16,955	7.17%	886,639	14,551	6.51%
Total interest earning assets	1,034,281	17,458	6.70%	989,630	15,004	6.01%
Noninterest earning assets	11,924			7,760
Total assets	$1,046,205			$997,390
Liabilities and Stockholders’ Equity
Interest bearing liabilities:
Interest bearing deposits	$687,618	2,617	1.51%	$698,892	1,708	0.97%
Borrowed funds	32,248	350	4.31%	34,067	336	3.91%
Total interest bearing liabilities	719,866	2,967	1.64%	732,959	2,044	1.11%
Noninterest bearing liabilities:
Noninterest bearing liabilities	10,250			9,358
Noninterest bearing deposits	224,877			175,725
Stockholders’ equity	91,212			79,348
Total liabilities and stockholders’ equity	$1,046,205			$997,390

Net interest spread(5)			5.06%			4.90%
Net interest income		$14,491			$12,960
Net interest margin(6)			5.56%			5.20%
Net interest margin excluding credit card portfolio			4.26%			4.30%
_______________

(1)	Annualized.

(2)	Includes loans held for sale.

(3)	Includes nonaccrual loans.

(4)	Interest income includes amortization of deferred loan fees, net of deferred loan costs.

(5)	Net interest spread is the difference between interest rates earned on interest earning assets and interest rates paid on interest bearing liabilities.

(6)	Net interest margin is a ratio calculated as annualized net interest income divided by average interest earning assets for the same period.

	Nine Months Ended September 30,
	2018			2017
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(Dollars in thousands)
Assets
Interest earning assets:
Interest bearing deposits	$44,525	$525	1.58%	$44,671	$314	0.94%
Federal funds sold	1,546	18	1.59%	1,203	8	0.87%
Restricted stock	2,554	105	5.48%	2,475	98	5.32%
Investment securities	50,987	786	2.06%	51,451	784	2.04%
Loans(2)(3)(4)	922,326	49,455	7.17%	840,603	40,782	6.49%
Total interest earning assets	1,021,938	50,889	6.66%	940,403	41,986	5.97%
Noninterest earning assets	10,419			6,574
Total assets	$1,032,357			$946,977
Liabilities and Stockholders’ Equity
Interest bearing liabilities:
Interest bearing deposits	$691,307	6,876	1.33%	$662,511	4,632	0.93%
Borrowed funds	31,233	1,015	4.35%	32,250	1,003	4.16%
Total interest bearing liabilities	722,540	7,891	1.46%	694,761	5,635	1.08%
Noninterest bearing liabilities:
Noninterest bearing liabilities	9,765			8,922
Noninterest bearing deposits	215,133			168,422
Stockholders’ equity	84,919			74,872
Total liabilities and stockholders’ equity	$1,032,357			$946,977

Net interest spread(5)			5.20%			4.89%
Net interest income		$42,998			$36,351
Net interest margin(6)			5.63%			5.17%
Net interest margin excluding credit card portfolio			4.27%			4.31%
_______________

(1)	Annualized.

(2)	Includes loans held for sale.

(3)	Includes nonaccrual loans.

(4)	Interest income includes amortization of deferred loan fees, net of deferred loan costs.

(5)	Net interest spread is the difference between interest rates earned on interest earning assets and interest rates paid on interest bearing liabilities.

(6)	Net interest margin is a ratio calculated as annualized net interest income divided by average interest earning assets for the same period.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(Dollars in thousands except per share data)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Earnings:
Net income (loss)	$3,146	$3,145	$2,990	$(543)	$2,936
Earnings per common share, diluted(1)	0.26	0.26	0.25	(0.05)	0.26
Net interest margin	5.56%	5.49%	5.79%	5.54%	5.20%
Net interest margin excluding credit card portfolio	4.26%	4.25%	4.25%	4.35%	4.30%
Return on average assets	1.19%	1.22%	1.19%	(0.21)%	1.17%
Return on average equity	13.69%	14.77%	14.86%	(2.63)%	14.68%
Efficiency ratio	74.21%	73.64%	73.66%	78.85%	68.30%
Balance Sheet:
Loans	$955,411	$920,783	$900,033	$887,420	$869,898
Deposits	911,116	938,364	897,153	904,899	876,500
Total assets	1,072,904	1,067,786	1,017,613	1,026,009	1,002,684
Asset Quality Ratios:
Nonperforming assets to total assets	0.42%	0.35%	0.39%	0.54%	0.62%
Nonperforming loans to total loans	0.44%	0.35%	0.41%	0.61%	0.69%
Net chargeoffs to average loans (YTD annualized)	0.11%	0.16%	0.17%	0.15%	0.12%
Allowance for loan losses to total loans	1.14%	1.13%	1.13%	1.13%	1.11%
Allowance for loan losses to non-performing loans	257.83%	320.78%	273.66%	185.57%	160.24%
Bank Capital Ratios:
Total risk based capital ratio	12.36%	12.34%	12.30%	12.03%	12.25%
Tier 1 risk based capital ratio	11.11%	11.09%	11.05%	10.78%	11.00%
Leverage ratio	9.03%	8.91%	8.83%	8.55%	8.83%
Common equity Tier 1 ratio	11.11%	11.09%	11.05%	10.78%	11.00%
Tangible common equity	8.72%	8.58%	8.78%	8.46%	8.78%
Composition of Loans:
Residential real estate	$388,141	$366,465	$354,818	$342,684	$332,347
Commercial real estate	276,726	271,800	269,357	259,853	246,959
Construction real estate	144,012	149,192	150,820	144,932	152,734
Commercial and industrial	113,473	101,752	96,927	108,982	109,887
Credit card	33,821	32,522	28,757	31,507	28,552
Other	1,270	1,244	1,149	1,053	1,099
Mortgage Metrics (CSM only):
Origination of loans held for sale	$81,665	$95,570	$87,279	$109,892	$119,429
Proceeds from loans held for sale, net of gains	80,603	89,936	93,955	111,851	117,965
Purchase volume as a % of originations	92.7%	85.1%	55.4%	48.1%	57.6%
Gain on sale of loans	2,227	2,239	2,092	2,569	2,673
Gain on sale as a % of loans sold	2.7%	2.4%	2.2%	2.3%	2.2%
Credit Card Portfolio Metrics:
Total active customer accounts	170,160	166,661	158,362	149,226	144,222
Total loans	$33,821	$32,522	$28,757	$31,506	$28,552
Total deposits at the Bank	$59,978	$58,951	$56,333	$53,625	$52,613
(1) Gives effect to a four-for-one common stock split completed effective August 15, 2018.

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. The Company’s wholly-owned subsidiary, Capital Bank, N.A., is the eighth largest bank headquartered in Maryland. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in five locations in the greater Washington, D.C. and Baltimore, Maryland markets. Capital Bancorp has assets of approximately $1.1 billion at September 30, 2018 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.
FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements.  Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. Such factors include, without limitation, those listed from time to time in reports that the Company files with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Alan Jackson (240) 283-0402
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com